As filed with the Securities and Exchange Commission on July 28, 2011

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DATA I/O CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-0864123 (I.R.S. Employer Identification No.)
6464 185th Ave N.E. Redmond, Washington 98052 (Address of Principal Executive Offices) (Zip Code)

DATA I/O CORPORATION 2000 STOCK COMPENSATION INCENTIVE PLAN, AS AMENDED
(Full title of the plan)

Joel S. Hatlen
Vice President, Chief Financial Officer, Secretary and Treasurer
6464 185th Ave N.E.
Redmond, Washington  98052
(Name and address of agent for service)

(425) 881-6444
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares available for issuance pursuant to outstanding options under the 2000 Stock Compensation Incentive Plan	42,168	$5.98 (2)	$252,151.36	$29.27 (2)
Common shares available for issuance under the 2000 Stock Compensation Incentive Plan	257,832	$5.85 (3)	$1,508,317.20	$175.12 (3)
Total common shares	300,000			$204.39

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any securities that may be offered or issued pursuant to the 2000 Stock Compensation Incentive Plan, as amended, as a result of adjustments for stock dividends, stock splits and similar changes.

(2)
The proposed maximum offering price per share and the registration fee have been calculated in accordance with Rule 457(h) under the Securities Act based on the aggregate exercise price of the outstanding options.

(3)
The proposed maximum offering price per share and the registration fee have been calculated in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices for shares of the registrant’s common stock on July 25, 2011, as quoted by Nasdaq Capital Market.

Explanatory Note

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 300,000 shares of common stock of Data I/O Corporation (the “Company”), which may be issued pursuant to awards under the 2000 Stock Compensation Incentive Plan, as amended (the “Plan”).  In accordance with General Instruction E to Form S-8, the Company incorporates herein by reference the contents of the Form S-8 filed by the Company with respect to the Plan on May 19, 2008 (Registration No. 333-151006), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                                Exhibits.

Exhibit Number	Exhibit
4.1	Data I/O Corporation 2000 Stock Compensation Incentive Plan, as amended *
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Grant Thornton, an independent registered public accounting firm
23.2	Consent of Dorsey & Whitney LLP (Included in Exhibit 5.1)
24.1	Power of Attorney (See signature pages of this Registration Statement)

*	Incorporated by reference to Appendix A to Data I/O Corporation’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 5, 2011.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on July 26, 2011.

DATA I/O CORPORATION

By:          /s/ Joel S. Hatlen
Joel S. Hatlen
Vice President, Chief Financial Officer,
Secretary and Treasurer

SIGNATURES OF OFFICERS AND DIRECTORS

AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Fredrick R. Hume and Joel S. Hatlen as his or her attorney-in-fact and agent, with the full power of substitution and resubstitution, for them in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Fredrick R. Hume Fredrick R. Hume	Chief Executive Officer, President and a director (Principal Executive Officer)	July 20, 2011

/s/ Joel S. Hatlen Joel S. Hatlen	Vice President of Finance, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Accounting Officer)	July 20, 2011

/s/ Paul A. Gary Paul A. Gary	Director	July 20, 2011

/s/ Steven M. Quist Steven M. Quist	Director	July 20, 2011

/s/ William R. Walker William R. Walker	Director	July 20, 2011

/s/ Douglas W. Brown Douglas W. Brown	Director	July 20, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Data I/O Corporation 2000 Stock Compensation Incentive Plan, as amended *
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Grant Thornton, an independent registered public accounting firm
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
24.1	Power of Attorney (see signature pages of this Registration Statement)

*	Incorporated by reference to Appendix A to Data I/O Corporation’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 5, 2011.